Exhibit 8.2

SunEdison Semiconductor Limited

11 Lorong 3 Toa Payoh

Singapore 319579

SENDER’S REF	RECIPIENT’S REF	DATE	PAGE
IWT/314596/00002	—	May 19, 2014	1/2

REGISTRATION STATEMENT IN RESPECT OF THE INITIAL PUBLIC OFFERING OF CERTAIN SHARES OF THE COMPANY

SunEdison Semiconductor Limited

Dear Sirs

Background

1.	We have acted as Singapore legal advisers to SunEdison Semiconductor Limited, a limited liability company incorporated under the laws of the Republic of Singapore (the “Company”) in connection with the initial public offering (the “Offering”) of certain ordinary shares of the Company (the “Offering Shares”) pursuant to the registration statement on Form S-1 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on October 31, 2013, as amended to date. You have requested our opinion concerning the statements in the Registration Statement under the section “Material Tax Considerations—Material Singapore Tax Considerations”, comprising the subsections “Dividend Distributions”, “Gains on Disposal of Our Shares”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”.

2.	The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

Opinion

3.	Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law and legal conclusions in the Registration Statement under the section “Material Tax Considerations—Material Singapore Tax Considerations”, comprising the subsections “Dividend Distributions”, “Gains on Disposal of Our Shares”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”, constitute the opinion of Rajah & Tann LLP as to the material Singapore tax consequences of an investment in the Offering Shares.

Assumptions and Qualifications

4.	We assume that the Company will be a tax resident of Singapore, i.e. the control and management of the Company will be in Singapore, and all board meetings of the Company will be held in Singapore.

5.	No opinion is expressed as to matters of facts.

6.	Our opinion herein relates solely to the effect on the subject transaction of the tax laws of Singapore as at the date of this opinion and as such laws have, to date, been interpreted in published decisions of the courts of the Republic of Singapore. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

7.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the section “Material Tax considerations—Material Singapore Tax Considerations” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

8.	We will not be responsible to carry out any review or to update the opinion for any subsequent changes or modifications to the law and regulations, or to the administrative interpretations thereof.

9.	This opinion given herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering, or otherwise including, but without limitation, any other document signed in connection with the Offering. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully,

/s/ Rajah & Tann LLP

RAJAH & TANN LLP

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